Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

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                        Europa Cruises Corporation
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            (Name of Registrant as Specified in Its Charter)


  Brian D'Isernia, Vance P. Shaw, O. Glenn Williams and Jerry Chalmers McCall
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            (Name of Person(s) Filing Proxy Statement)

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To the Shareholders of Europa Cruises Corporation:

     While we are impressed by the earnings report released by Europa on Friday, pardon us if we remain skeptical. Since the Company did not include even a condensed income statement or balance sheet in its press release or offer any information about the reasons for its turn-around from the first quarter, it is impossible to judge the quality of these earnings. Why should we believe that these earnings reflect the profitable operation of the Company and not just a one-time event?

     If the Company is going to issue mid-quarter earnings releases in the middle of a proxy contest, the shareholders deserve more than selective disclosure. The scant information provided by the Company raises many questions. How many cruises did the Company run? How many passengers did the
Company carry?  What was the average revenue per passenger?   Based on the
revenues reported by Company, it looks to us like second quarter revenues will be lower than the first quarter. This suggests that the increase in earnings came from expense reduction. Can we expect this to be a permanent decrease, or is this an "accounting" issue? Or does the Company generally recognize its expenses in the third month of the quarter?

     While we're at it, let's not forget the balance sheet. The Company points out its cash position (which has changed little since March 31) and its payables (which appear to have decreased by two-thirds since March 31). However, these are not all of the items which comprise current assets and current liabilities. Once again, selective disclosure hides the true picture. If the Company included all of its current liabilities, we would be shocked if we did not continue to see a working capital deficiency. Furthermore, we question whether a comparison of payables at July 2 to March 31 is appropriate, since the Company may have significant payables that come due in the third month of the quarter.

     Management's attempt to convince you that they've made the Company profitable is unconvincing. We urge you again to join us in removing the current Board of Directors. If you have not already done so, please sign, date and return your BLUE proxy card(s) today. If you own your shares in street name (i.e., in the name of a brokerage firm) please call your broker to expedite the voting of your shares.

                              Sincerely,



                              The Coalition of Concerned Shareholders
                              of Europa Cruises Corporation

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